Exhibit 99.1

Valvoline Inc. Completes Sale of its Global Products Business

LEXINGTON, Ky., March 1, 2023 — Valvoline Inc. (NYSE: VVV), a trusted leader in preventive automotive maintenance delivering quick and convenient service, today announced that it has completed the previously announced sale of its Global Products business to Aramco. The purchase price is $2.65 billion in cash, subject to certain customary adjustments.

“It is a historic day for our 157-year-old brand. With the sale of our Global Products business to Aramco, each business can now focus on its individual future growth and strategic plans,” said Sam Mitchell, CEO, Valvoline Inc. “Today, Valvoline Inc. becomes a pure-play, automotive services company with a right-sized capital structure and enhanced capital allocation. Additionally, Valvoline Inc. expects to offer significant capital returns to our shareholders through equity buybacks over the next 18 months. We are excited about our future and our ability to continue driving long-term shareholder value.”

“This acquisition will advance our international lubricants growth strategy and leverages our global base oils production and R&D capabilities,” said Mohammed Y. Al Qahtani, Aramco Executive Vice President of Downstream. “It also provides an exciting opportunity to strengthen our relationship with original equipment manufacturers worldwide by extending the reach of Valvoline as one of the world’s preeminent lubricant brands.”

As previously announced, Valvoline Inc.’s board of directors approved a $1.6 billion repurchase authorization to effectuate a significant return of capital to shareholders using the net proceeds from the sale. Valvoline Inc. expects to repurchase shares of its common stock up to the full amount of the authorization within 18 months, with the remaining net after-tax proceeds used for debt reduction and to invest in attractive growth opportunities.

Goldman Sachs & Co. LLC acted as financial advisor and Cravath, Swaine & Moore LLP acted as legal advisor to Valvoline in connection with the sale.

Forward-Looking Statements

Certain statements in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, statements about the completed transaction, the benefits and synergies of the completed transaction, future opportunities for the standalone Retail Services company, the impact of any equity buybacks, the uses of the net proceeds from the transaction and any other statements regarding Valvoline’s and Aramco’s future operations, financial or operating results, capital allocation, debt ratio, anticipated business levels, future earnings, dividend policy, anticipated growth, market opportunities, strategies, competition, and other expectations and targets for future periods. Valvoline has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “may,” “will,” “should” and “intends” and the negative of these words or other comparable terminology. These forward-looking statements are based on Valvoline’s current expectations, estimates, projections and assumptions as of the date such statements are made and are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause Valvoline’s actual results to differ materially from those in the forward-looking statements include: the effect of the completion of the transaction on Valvoline’s ability to retain and hire key personnel and to maintain relationships with customers, suppliers and other business partners, uncertainties as to Valvoline’s ability and the amount of time necessary to realize the expected benefits of the transaction, changes in the economic and financial conditions of Valvoline’s business and uncertainties and matters beyond the control of management and other factors described in Valvoline’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures about Market Risk” sections of Valvoline’s most recently filed periodic reports on Forms 10-K and 10-Q, which are available on Valvoline’s website at http://investors.valvoline.com/sec-filings or on the SEC’s website at http://sec.gov. Valvoline assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future, unless required by law.

About Valvoline Inc.TM

The Quick, Easy, Trusted name in preventive vehicle maintenance, Valvoline Inc. (NYSE: VVV) leads the industry with automotive service innovations that simplify consumers’ lives and take the worry out of vehicle care. With an average consumer rating of 4.6 out of 5 stars*, Valvoline Inc. has built the model for transparency and convenience in automotive maintenance. From its 15-minute, stay-in-your-car oil change to cabin air filters to battery replacements to tire rotations, the Company’s model offers maintenance solutions for all types of vehicles. The Company operates and franchises over 1,700 service center locations through its Valvoline Instant Oil ChangeSM and Great Canadian Oil Change retail locations. To learn more, or to find a Valvoline service center near you, visit valvoline.com

TM Trademark, Valvoline or its subsidiaries, registered in various countries

SM Service mark, Valvoline or its subsidiaries, registered in various countries

* Based on a survey of more than 250,000 Valvoline Instant Oil ChangeSM customers annually

For Further Information

Investor Relations

+1 (859) 357-3155

ir@valvoline.com

Media Relations

Michele Gaither Sparks

+1 (859) 230-8097

michele.sparks@valvoline.com